Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
PetroShare Corp.

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of our report dated July 2, 2014, relating to the financial statements of PetroShare Corp. including the balance sheets as of December 31, 2012 and 2013, and the related statements of operations, shareholders' equity, and cash flows for the period from September 4, 2012 (inception) to December 31, 2012, for the year ended as of December 31, 2013, and the period from September 4, 2012 (inception) to December 31, 2013 , which are contained in such Registration Statement, and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ StarkSchenkein, LLP
StarkSchenkein, LLP
Denver, Colorado
January 14, 2015

3600 South Yosemite Street | Suite 600 | Denver, CO 80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International